UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2005
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1 EMPLOYMENT AGREEMENT BETWEEN DUKAT & COMPANY
EX-10.2 EMPLOYMENT AGREEMENT BETWEEN TRINO & COMPANY
EX-10.3 EMPLOYMENT AGREEMENT BETWEEN GREGG & COMPANY
EX-10.4 CHANGE OF CONTROL SEVERANCE AGREEMENT BETWEEN DUKAT & COMPANY
EX-10.5 CHANGE OF CONTROL SEVERANCE AGREEMENT BETWEEN TRINO & COMPANY
EX-10.6 CHANGE OF CONTROL SEVERANCE AGREEMENT BETWEEN GREGG & COMPANY

Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 1, 2005, Indus International, Inc. (the “Company”) entered into new employment agreements with its executive officers, Gregory J. Dukat, President and Chief Executive Officer, Joseph T. Trino, Executive Vice President of Corporate Strategy, and John D. Gregg, Executive Vice President of Field Operations (collectively, the “Executives”). Also, effective October 1, 2005, the Company entered into new change of control severance agreements with the Executives. The following summary describes certain material provisions of the employment and change of control severance agreements, which are included as Exhibits to this Report and incorporated herein by reference.
Employment Agreements with Executives
     The employment agreements do not have a set term and may only be terminated pursuant to a termination of employment, as described below. The employment agreements contain the following material terms: (i) base salary for Mr. Dukat of $400,000; for Mr. Trino of $250,000; and for Mr. Gregg of $233,000; (ii) eligibility for a discretionary annual performance bonus under the Company’s Fiscal 2006 Incentive Compensation Plan; and (iii) participation in equity incentive compensation programs, welfare programs and other compensation programs that are generally provided for the senior executives of the Company.
     The employment agreements also specify the payments and benefits to which the Executives are entitled upon the termination of employment for specified reasons, including death, disability, termination by the Company with or without cause and resignation by the Executive with or without good reason (as such terms are defined in the employment agreements). If an Executive’s employment is terminated by the Company for any reason other than cause or disability, or by the Executive for good reason, he will receive a severance payment in an amount equal to (i) 12 months for Mr. Dukat, and nine months for each of Messrs. Trino, and Gregg, of the Executive’s then-current annual base salary; and (ii) a pro-rata portion of his target annual bonus for the performance year in which his termination occurs. These amounts are payable over 12 months for Mr. Dukat and nine months for Messrs. Trino and Gregg. The Company will also pay for full COBRA benefits for such Executive and his dependents, subject to certain limitations, for the earlier of 18 months or until the Executive receives health, medical, and/or dental benefits from a new employer. Any departing Executive must sign a separation agreement and standard release of claims in order to receive the severance benefits described above.
     Upon the termination of an Executive’s employment by reason of death or disability, his employment agreement will terminate without further obligations of the Company other than the payment of his unpaid base salary through the date of termination and any unpaid, accrued vacation pay, and any other amounts or benefits to which he is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect.
     Upon the termination of an Executive’s employment for cause, or by the Executive without good reason, his employment agreement will terminate without further obligations of the Company, the vesting of any stock options held by the Executive will terminate immediately, any compensation payable under his employment agreement will terminate immediately, and he will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.
     The employment agreement provides that if a payment to or for the benefit of the Executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive the greater of his full severance payment, or a severance payment reduced to the extent necessary such that the payment will not be subject to the excise tax.
     Each Executive has agreed in his employment agreement that for a period of one year following the termination of his employment with the Company for any reason, he will not disclose any confidential information, solicit employees of the Company to terminate their employment with the Company, solicit customers of the Company with whom he has had material contact, or provide competitive services.
Change of Control Severance Agreements with Executives
     Effective October 1, 2005, the Company also entered into new change of control severance agreements with the Executives. The change of control severance agreements have a one-year term; provided, however, that the Compensation Committee may affirmatively extend the term of the agreement at any time. The change of control severance agreements specify the payments and benefits to which the Executives are entitled upon the termination of employment following a change of control. If the Executive’s employment is terminated by the Company for any reason other than cause, or by the Executive for good reason, (i) within 24 months following a change of control, or (ii) within six months prior to the date on which a change of control occurs, and such termination arose in connection with or in anticipation of a change of control, he will receive a lump sum severance amount. In the case of Mr. Dukat, this lump sum severance amount is equal to two times his then-current base salary plus his annual bonus target for the performance year in which the change of control occurs. In the case of Messrs. Trino and Gregg, this lump sum severance amount is equal to one times his then-current base salary plus the annual bonus target for the performance year in which the change of control occurs. The Company will also reimburse the Executive for full COBRA expenses for the earlier of 18 months or until the Executive receives health, medical, and/or dental benefits from a new employer. In addition, any stock options and restricted stock held by the Executive will immediately vest and in the case of stock options become exercisable. Mr. Dukat also receives these severance benefits if he terminates his employment for any reason at any time within the 30 days following the one-year anniversary of the change of control.
     In the event that the Executive becomes entitled to severance payments and/or benefits in connection with the termination of his employment pursuant to the change in control severance agreement, he will not be entitled to severance payments and/or benefits pursuant to his employment agreement. If the Executive’s employment is terminated by reason of death or disability, by the Company for cause, or voluntarily by him, he will not receive severance benefits under the change of control severance agreement.
     The change of control severance agreement provides that if a payment to or for the benefit of an Executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive the greater of his full severance payment, or a severance payment reduced to the extent necessary such that the payment will not be subject to the excise tax.
     Each Executive is subject to those restrictive covenants contained in his employment agreement, as described above, and must abide by such restrictive covenants in order to receive the benefits under his change in control severance agreement.
Item 1.02 Termination of a Material Definitive Agreement.
     Effective October 1, 2005, the effective time of the employment and change of control severance agreements discussed above in Item 1.01, the existing employment agreements with each of the Executives, as well as Mr. Dukat’s existing change in control severance agreement, was terminated. A description of the material terms of these agreements was included in the Company’ s Definitive Proxy Statement on Schedule 14A (File No. 000-22993) as filed with the Securities and Exchange Commission on July 28, 2005, and such description is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Employment Agreement between Gregory J. Dukat and the Company, effective October 1, 2005.

10.2	Employment Agreement between Joseph T. Trino and the Company, effective October 1, 2005.

10.3	Employment Agreement between John D. Gregg and the Company, effective October 1, 2005.

10.4	Change of Control Severance Agreement between Gregory J. Dukat and the Company, effective October 1, 2005.

10.5	Change of Control Severance Agreement between Joseph T. Trino and the Company, effective October 1, 2005.

10.6	Change of Control Severance Agreement between John D. Gregg and the Company, effective October 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Gregory J. Dukat
Name:	Gregory J. Dukat
Title:	President and Chief Executive Officer

Date: October 4, 2005